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                                                                    Exhibit 3.93

                            ARTICLES OF INCORPORATION

                                       OF

                             WOMEN PRODUCTIONS, INC.

                                      *****

     FIRST:    That the name of the corporation is WOMEN PRODUCTIONS INC.

     SECOND:   The purpose of thus corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THIRD:    The name of this corporation's initial agent for service of process in the State of California is:

                              CT CORPORATION SYSTEM

     FOURTH:   The total number of shares which the corporation is authorized to issue is One Thousand (1,000), all of such shares shall be without par value.


     IN WITNESS WHEREOF, the undersigned have executed these Articles this 13th day of October, 1995.

                                      /s/ CLARE LEE
                                      ------------------------------------------
                                            (Signature of Incorporator)

                                      CLARE LEE
                                      ------------------------------------------
                                            (Typed Name of Incorporator)